Exhibit 99.1

News Release

News Announcement                                                                                            For Immediate Release

CONTACT
Ronda J. Williams, Investor Relations
Oil-Dri Corporation of America
312/706-3232; ronda.williams@oildri.com

Oil-Dri Announces Annual Meeting and Record Dates

CHICAGO – September 29, 2011 – Oil-Dri Corporation of America (NYSE: ODC) will hold its Annual Meeting of Stockholders on Tuesday, December 13, 2011.

The meeting will be held at 9:30 a.m. (Central Time) at The Standard Club, 320 South Plymouth Court, Chicago, Illinois.  The record date for voting eligibility at the Annual Meeting is October 18, 2011.

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Oil-Dri Corporation of America is a leading supplier of specialty sorbent products for industrial, automotive, agricultural, horticultural and specialty markets and the world’s largest manufacturer of cat litter.